250 WEST 57TH ST. ASSOCIATES L.L.C.

FILE NO. 0-2666

POWER OF ATTORNEY

We, the undersigned members of 250 West 57th St. Associates L.L.C. ("Associates"), hereby severally constitute and appoint Mark Labell our true and lawful attorney with full power to sign for us, and in our names and in the capacities indicated below on behalf of Associates, any and all reports or other statements required to be filed with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934.

Signature Title Date

/s/ Peter L. Malkin Member October 14, 2003

Peter L. Malkin

/s/ Anthony E. Malkin Member October 14, 2003

Anthony E. Malkin

STATE OF NEW YORK )

) s.s.:

COUNTY OF NEW YORK )

On the 14 day of October in the year 2003 before me, the undersigned, a Notary Public in and said State, personally appeared Peter L. Malkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Notary Public

Notary Public

STATE OF NEW YORK )

) s.s.:

COUNTY OF NEW YORK )

On the 14 day of October in the year 2003 before me, the undersigned, a Notary Public in and said State, personally appeared Anthony E. Malkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Notary Public

Notary Public